Exhibit 16.1

PRICEWATERHOUSECOOPERS  PWC

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                                                      PRICEWATERHOUSECOOPERS LLP
                                                                       Suite 700
                                                       1850 North Central Avenue
                                                           Phoenix AZ 85004-4563
                                                        Telephone (602) 364 8000
                                                        Facsimile (602) 364 8001


September 5, 2003



Mr. Ryan Modesto
Vice President - Finance and Corporate Secretary
Azco Mining Inc.
7239 N. El Mirage Road
Glendale, AZ  85307

Dear Mr. Modesto:

This is to confirm that the client-auditor relationship between Azco Mining Inc. (Commission File Number 0-20430) and PricewaterhouseCoopers LLP has ceased.



Very truly yours,

/s/  PricewaterhouseCoopers  LLP

PricewaterhouseCoopers  LLP

cc:  Chief  Accountant
     SECPS Letter File, Mail Stop 11-3
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549



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